EXHIBIT 10.32

                                                                        ANNEX IV
                                                                              TO
                                                             SECURITIES PURCHASE
                                                                       AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of July 17, 2000 (this "Agreement"), is made by and between IMAGING DIAGNOSTIC SYSTEMS, INC., a Florida corporation, with headquarters located at 6531 N.W. 18th Court, Plantation, FL 33313 (the "Company"), and each entity named on a signature page hereto (each, an "Initial Investor") (each agreement with an Initial Investor being deemed a separate and independent agreement between the Company and such Initial Investor, except that each Initial Investor acknowledges and consents to the rights granted to each other Initial Investor under such agreement).

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of July 17, 2000, between the Initial Investor and the Company (the "Securities Purchase Agreement"; terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Initial Investor shares of Series K Convertible Preferred Stock of the Company having an aggregate stated value of $4,000,000 (the "Preferred Stock"); and

                  WHEREAS, the Preferred Stock is convertible into shares of Common Stock (the "Conversion Shares"; which term, for purposes of this Agreement, shall include shares of Common Stock of the Company issuable in lieu of accrued dividends through the Mandatory Conversion Date as contemplated by the Certificate of Designations) upon the terms and subject to the conditions contained in the Certificate of Designations; and

                  WHEREAS, to induce the Initial Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Conversion Shares;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

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                  (a) "Investor" means the Initial Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds Preferred Stock or Registrable Securities.

                  (b) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

                  (c) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (d) "Registrable Securities" means the Conversion Shares (which term includes the Periodic Amount Shares defined below).

                  (e) "Registration Statement" means a registration statement of the Company under the Securities Act covering Registrable Securities on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form SB-2 or other appropriate form.

                  (f) "Required Effective Date" means the relevant Initial Required Effective Date or Increased Required Effective Date (as those terms are defined below).

                  (g) "Effective Date" means the date the SEC declares a Registration Statement covering Registrable Securities and otherwise meeting the conditions contemplated hereby to be effective.

                  2. Registration.

                  (a) Mandatory Registration.

                  (i) The Company shall prepare and file with the SEC, as soon as possible after the Closing Date but no later than forty-five (45) days after the Closing Date (the "Required Filing Date"), either a Registration Statement or an amendment to an existing Registration Statement, in either event registering for resale by the Investor a sufficient number of shares of Common Stock for the Initial Investors to sell the Registrable Securities (or such lesser number as may be required by the SEC, but in no event less than the


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number of shares equal to the sum of one hundred fifty percent (150%) of the number of shares into which the Preferred Stock and all dividends thereon through the Mandatory Conversion Date would be convertible at the time of filing of such Registration Statement (assuming for such purposes that all shares of Preferred Stock had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such accrual of dividends, eligibility or conversion had in fact occurred as of such date). The Registration Statement (W) shall include only the Registrable Securities, and
(X) shall also state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and the exercise of the Warrants to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (the "Initial Required Effective Date") which is no later than the earlier of (Y) five (5) days after oral or written notice by the SEC that it may be declared effective or (Z) one hundred twenty (120) days after the Closing Date.

                  (ii) If at any time (an "Increased Registered Shares Date"), the number of shares of Common Stock represented by the Registrable Securities, issued or to be issued as contemplated by the Transaction Agreements, exceeds seventy-five percent (75%) of the aggregate number of shares of Common Stock then registered, the Company shall either (X) amend the Registration Statement filed by the Company pursuant to the preceding provisions of this Section 2, if such Registration Statement has not been declared effective by the SEC at that time, to register, in the aggregate, at least the number of shares (the "Increased Shares Amount") equal to (I) the number of shares theretofore issued on conversion of the Preferred Stock (including any dividends paid on conversion by the issuance of Conversion Shares) plus (II) one hundred fifty percent (150%) of the number of shares into which the unconverted Preferred Stock and all dividends thereon through the Mandatory Conversion Date would be convertible at the Increased Registered Shares Date (assuming for such purposes that all such shares of Preferred Stock had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance, accrual of dividends, eligibility or conversion had in fact occurred as of such date), or (Y) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement (an "Additional Registration Statement") to register the number of shares equal to the excess of the Increased Shares Amount over the aggregate number of shares of Common Stock already registered. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (each, an "Increased Required Effective Date") which is no later than (Q) with respect to a Registration Statement under clause
(X) of this subparagraph (ii), the Initial Required Effective Date and (R) with respect to an Additional Registration Statement, the earlier of (I) five (5) days after notice by the SEC that it may be declared effective or (II) forty-five (45) days after the Increased Registered Shares Date.

                  (b) Payments by the Company.

                  (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date, the Company will make payment to the Initial Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

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                  (ii) If the Registration Statement covering the Registrable
Securities is not effective by the relevant Required Effective Date or if the Investor is restricted from making sales of Registrable Securities covered by a previously effective Registration Statement at any time (the date such restriction commences, a "Restricted Sale Date") after the Effective Date other than during a Permitted Suspension Period (as defined below), then the Company will make payments to the Initial Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

                  (iii) The amount (the "Periodic Amount") to be paid by the Company to the Initial Investor shall be determined as of each Computation Date (as defined below) and such amount shall be equal to the Periodic Amount Percentage (as defined below) of the Purchase Price for all Preferred Stock for the period from the date following the relevant Required Effective Date or Restricted Sale Date, as the case may be, to the first relevant Computation Date, and thereafter to each subsequent Computation Date. The "Periodic Amount Percentage" means (A) two percent (2%) of the Purchase Price of all Preferred Stock to the first Computation Date and (B) two percent (2%) of the Purchase Price of all Preferred Stock to each Computation Date thereafter. Anything in the preceding provisions of this paragraph (iii) to the contrary notwithstanding, after the Effective Date, the Purchase Price for such Preferred Stock shall be deemed to refer to the sum of (X) the principal amount of all Preferred Stock not yet converted and (Y) the Held Shares Value (as defined below). The "Held Shares Value" means, for shares acquired by the Investor upon a conversion within the thirty (30) days preceding the Restricted Sale Date, but not yet sold by the Investor, the principal amount of the Preferred Stock converted into such Conversion Shares; provided, however, that if the Investor effected more than one conversion during such thirty (30) day period and sold less than all of such shares, the sold shares shall be deemed to be derived first from the conversions in the sequence of such conversions (that is, for example, until the number of shares from the first of such conversions have been sold, all shares shall be deemed to be from the first conversion; thereafter, from the second conversion until all such shares are sold). By way of illustration and not in limitation of the foregoing, if the Registration Statement is not declared effective until one hundred ninety-five (195) days after the Closing Date, the Periodic Amount will aggregate six percent (6%) of the Purchase Price of the Preferred Stock theretofore issued (2% for days 121-150, plus 2% for days 151-180, plus 2% for days 181-195).

                  (iv) Each Periodic Amount will be payable by the Company (x) in cash or other immediately available funds to the Investor monthly, without requiring demand therefor by the Investor, or (y) if the Registration Statement is then effective, at the election of the Company, in shares of Common Stock ("Periodic Amount Shares") equal to the Periodic Amount divided by the lowest Conversion Rate (as defined in the Certificate of Designations) applicable during the Aggregate Computation Period (as defined below). The "Aggregate Computation Period" is the period (x) commencing on the first day of the period in which the first Computation Date to which such Periodic Amounts apply and (y) ending on the date the Periodic Amount is paid as provided in this subparagraph
(iv).

                  (v) The parties acknowledge that the damages which may be incurred by the Investor if the Registration Statement has not been filed by the

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Required Filing Date or if the Registration Statement has not been declared effective by a Required Effective Date, including if the right to sell Registrable Securities under a previously effective Registration Statement is suspended for any reason may be difficult to ascertain. The parties agree that the Periodic Amounts represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

                  (vi) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable (i) to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Initial Investor or its counsel, (ii) in the event all of the Registrable Securities may be sold pursuant to Rule 144 or another available exemption under the Act without volume or other restrictions or limits or (iii) with respect to a Permitted Suspension Period.

                  (vii) "Computation Date" means (A) the date which is the earlier of (1) thirty (30) days after the Required Filing Date, any relevant Required Effective Date or a Restricted Sale Date, as the case may be, or (2) the date after the Required Filing Date, such Required Effective Date or Restricted Sale Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b)(i) hereof) or is declared effective or has its restrictions removed (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be, and (B) each date which is the earlier of (1) thirty (30) days after the previous Computation Date or (2) the date after the previous Computation Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b)(i) hereof) or is declared effective or has its restrictions removed (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be.

                  3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

                  (a) Prepare promptly, and file with the SEC a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times during the period (the "Registration Period") continuing until the earliest of (i) the date that is two (2) years after the last day of the calendar month following the month in which the Effective Date occurs, (ii) the date when the Investors may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the

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Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

                  (c) Permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects;

                  (d) Notify each Investor and such Investor's legal counsel identified to the Company and which has requested by written notice to the Company that it receive such notification (which, until further notice, shall be deemed to be Krieger & Prager LLP, Attn: Samuel Krieger, Esq., which firm has requested to receive such notification; each, an "Investor's Counsel"), and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three (3) business days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;
(B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investors); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Investor's Counsel with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Investors shall have the opportunity to comment thereon;

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                  (e) Furnish to each Investor and to the Investor's Counsel (i)
promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

                  (f) As promptly as practicable after becoming aware thereof, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

                  (g) As promptly as practicable after becoming aware thereof, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

                  (h) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period (and the applicable provisions of Section 2(b) hereof shall apply with respect to any such suspension other than during a Permitted Suspension Period). The term "Permitted Suspension Period" means up to two suspension periods during any consecutive 12-month period, each of which suspension period shall not either (i) be for more than twenty (20) days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period); provided further that the Company shall, if lawful to do so, provide the Investor with at least two (2) business days' notice of the existence (but not the substance of) a Potential Material Event;

                  (i) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the "Nasdaq/SmallCap Market" of the National Association of Securities Dealers Automated Quotations System ("NASDAQ") within the meaning of

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Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the quotation of the Registrable Securities on The Nasdaq/SmallCap Market; and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc.as such with respect to such Registrable Securities;

                  (j) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the Effective Date.

                  (k) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; and

                  (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

                  4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor has any Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

                  (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

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                  (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  5. Expenses of Registration. All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company. In addition, a fee for a single counsel for the Investors (as a group and not individually) equal to $4,000 for the review of each Registration Statement and $2,000 for each post-effective amendment to a Registration Statement, shall be borne by the Company.

                  6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.


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Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, after such prospectus was made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company or the amendment or supplement thereto made available by the Company; (III) be available to the extent such Claim is based on the delivery of a prospectus by the Investor after receiving notice from the Company under
Section 3(f), (g) or (h) hereof (other than a notice regarding the effectiveness of the Registration Statement or any amendment or supplement thereto), or (IV) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Each Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Person" or "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement or the amendment or supplement thereto, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party provided such counsel is of the opinion that all defenses available to the Indemnified Party can be maintained without prejudicing the rights of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) except where the seller has committed fraud (other than a fraud by reason of the information included or omitted from the Registration Statement as to which the Company has not given notice as contemplated under Section 3 hereof) or intentional misconduct, contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  8. Reports under Securities Act and Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                  9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the

Investors to any transferee of the Registrable Securities (or all or any portion of any unconverted Preferred Stock or unexercised Warrant) only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(b) hereof arising from such delay.

                  10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a sixty-seven (67%) percent interest of the Registrable Securities (as calculated by the stated value of the Preferred Stock without any reference to the Warrant Shares). Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon each Investor and the Company.

                  11.      Miscellaneous.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, (i) if to the Company or to the Initial Investor, to their respective address contemplated by the Securities Purchase Agreement, and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Investor for any reasonable legal fees and disbursements incurred by the Investor in enforcement of or protection of any of its rights under this Agreement.

                  (e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (j) The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

                  (k) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   COMPANY:
                                   IMAGING DIAGNOSTIC SYSTEMS, INC.

                                   By:    /s/ Linda B. Grable
                                   Name:  Linda B. Grable
                                   Title: President



                                   INITIAL INVESTOR:
                                   CHARLTON AVENUE LLC

                                   By:    /s/ David Sims
                                   Name:  Navigator Management Ltd.
                                   Title: Director

                                                                        ANNEX II
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT


                            JOINT ESCROW INSTRUCTIONS


Dated as of the date of the
Securities Purchase Agreement to
Which These Joint Escrow
Instructions Are Attached

Krieger & Prager LLP
39 Broadway, Suite 1440
New York, New York 10006

Attention:        Samuel M. Krieger, Esq.

Dear Mr. Krieger:

         As escrow agent for both Imaging Diagnostic Systems, Inc., a Florida corporation (the "Company"), and one or more Buyers (each, a "Buyer") of shares of Series K Convertible Preferred Stock (the "Preferred Stock") of the Company, who is named in the Securities Purchase Agreement between the Company and the Buyer to which a copy of these Joint Escrow Instructions is attached as Annex II (the "Agreement"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement), you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold the documents and funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

         1. The Escrow Agent shall, as promptly as feasible, notify the Company orally or in writing of receipt of the Purchase Price for the Preferred Stock from or on behalf of each Buyer and notify the Buyer orally or in writing of receipt of the Certificates. As promptly as feasible upon the Escrow Agent's receipt of the Purchase Price, Certificates and opinion of counsel of the Company (or, with respect to any one or more of them, receipt of notice, whether oral or in written form, from the Company or a Buyer that the respective conditions precedent to the purchase and sale have been satisfied; collectively, the "Release Conditions"), the Escrow Agent shall, after reduction by the amounts referred to in the next succeeding sentences of this paragraph, release the Escrow Funds to or upon the order of the Company, and shall release the Certificates to the Buyer. After receipt of Release Conditions, if the Escrow Funds have been deposited with the Escrow Agent, an amount equal to five percent (5%) of the Purchase Price as the aggregate cash fees due to the Placement Agent shall be released to or upon the order of the Placement Agent. If the Certificates are not deposited with the Escrow Agent within ten (10) days after receipt by the Company of notice of receipt by the Escrow Agent of the Purchase Price funds from the Buyer for the Preferred Stock, the

Escrow Agent shall notify the Buyer and the Buyer shall be entitled to cancel the purchase and demand repayment of the funds. If the Purchase Price funds are not deposited with the Escrow Agent within ten (10) days after receipt by the Buyer of notice of receipt by the Escrow Agent of the Certificates from the Company, the Escrow Agent shall notify the Company and the Company shall be entitled to cancel the purchase and demand return of such Certificates. Notwithstanding the Escrow Agent's receipt of the Release Conditions, if the Company or the Buyer notifies the Escrow Agent before the release of the Escrow Property that the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Agreement with respect to the purchase and sale of Preferred Stock to be effected on the Closing Date were not satisfied or waived, then the Escrow Agent shall return the Escrow Funds to the Buyer and shall return the Certificates to the Company. Prior to return of any Escrow Funds to the Buyer, the Buyer shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at The Bank of New York.

         2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the party to be charged therewith.

         3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

         4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Buyer, and may continue to act as legal counsel for such party, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for the

Buyer and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Buyer and the Escrow Agent are relying explicitly on the foregoing provision in entering into these Joint Escrow Instructions.

         7. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer and the Company shall appoint a successor Escrow Agent.

         8. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

         10. The Company and the Buyer agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with Escrow Agent's fee hereunder, or (b) have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent, or (c) be a liability, or arise from liability, to either the Company or the Buyer.

         11. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference.

         12. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Agreement, as provided therein.

         13. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

         14. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. These Joint Escrow Instructions constitute the entire agreement amongst the parties with respect to the subject matter hereof.

         15. The Company agrees that the Placement Agent is a third party beneficiary of the provisions of clause (i) in Section 1 hereof and that such clause can not be amended or revoked without the prior written consent of the Placement Agent.



ACCEPTED BY ESCROW AGENT:
KRIEGER & PRAGER LLP

By:   /s/ Ronald Nussbaum
Date: July 17, 2000

                                                                         ANNEX V
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT



                          COMPANY DISCLOSURE MATERIALS







                                      None

                                                                        ANNEX VI
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT


                        IMAGING DIAGNOSTIC SYSTEMS, INC.

                                Conversion Notice

                    (To be Executed by the Registered Holder in order to Convert the Series K Convertible Preferred Stock)


TO:               IMAGING DIAGNOSTIC SYSTEMS, INC.   VIA TELECOPIER:
                  6531 N.W. 18th Court               (954) 581-0555
                  Plantation, FL 33313
                  Attn: Linda Grable


FROM: ________________________________________  ("Holder")

DATE: ________________________________________  (the "Conversion Date")

RE: Conversion of _____ shares (the "Converted Shares") of the Series K Convertible Preferred Stock (the "Preferred Stock") of IMAGING DIAGNOSTIC SYSTEMS, INC. (the "Company") into _____________ shares (the "Conversion Shares") of Common Stock (defined below

CONVERSION DATE:  ____________________________


         The captioned Holder hereby gives notice to the Company, pursuant to the Certificate of Designations, Preferences and Rights of Series K Convertible Preferred Stock of IMAGING DIAGNOSTIC SYSTEMS, INC. (the "Certificate of Designation"), that the Holder elects to convert the Converted Shares into fully paid and non-assessable shares of Common Stock, no par value (the "Common Stock"), of the Company as of the Conversion Date specified above. Said conversion shall be based on the following Conversion Price (the lower of the two alternatives is checked):

    o $______________ , representing the Maximum Conversion Price (as defined in the Certificate of Designation)

    o $______________ , representing the Conversion Price based on the formula in Section 5(a) of the Certificate of Designation (the "Variable Conversion Price")

         A schedule of the Closing Bid Prices of the Common Stock on the Principal Market (as those terms are defined in the Certificate of Designation) for the twenty trading days prior to the relevant Conversion Date is attached for your reference in determining the Variable Conversion Price, if that box is checked above.

         Based on this Conversion Price, the number of Conversion Shares indicated above should be issued in the following name(s):

                  Name and Record Address         Conversion Shares







         As contemplated by the Certificate of Designations and the Securities Purchase Agreement, dated July , 2000 (the "Securities Purchase Agreement"), to which the Company and the Holder are parties, this Conversion Notice is being sent by facsimile to the telecopier number and officer indicated above, with a copy to the Company's counsel.

         If this conversion represents the conversion of all of the Holder's shares of Series K Convertible Preferred Stock, the Holder has previously surrendered or will surrender (or cause to be surrendered) the certificate(s) for the Series K Convertible Preferred Stock held by the Holder to the Company at the address indicated above by express courier within 5 business days after delivery or facsimile transmission of this Conversion Notice.

         The certificates representing the Conversion Shares should be transmitted by the Company to the Holder via express courier or by electronic transfer within the time contemplated by the Certificate of Designations after receipt of this Conversion Notice (by facsimile transmission or otherwise) and the certificate(s) representing the Converted Shares to:

         As contemplated by the Certificate of Designation, the Company should also pay all unpaid dividends on the Converted Shares by check payable to the Holder (unless such dividends are being paid in Common Stock as contemplated by the Certificate of Designations, in which event such shares should be issued in the name of the Holder) delivered in the same manner as, and together with, the Conversion Shares.


                                    __________________________________
                                    (Print name of Holder)


                                    By: ______________________________
                                       (Signature of Authorized Person)


                                    __________________________________
                                    (Printed Name and Title)